EXHIBIT 31.1

CERTIFICATIONS

I, Michael Wellesley-Wesley, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A of ChyronHego Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 10, 2013

/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
Chief Executive Officer
(Principal Executive Officer)